                                                                    Exhibit 99.1

(LITTELFUSE LETTERHEAD)

NEWS RELEASE

CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566


             LITTELFUSE REPORTS FIRST QUARTER RESULTS ABOVE GUIDANCE
                          BEFORE RESTRUCTURING CHARGES


         DES PLAINES, ILLINOIS, MAY 2, 2007 - Littelfuse, Inc. (NASDAQ/NGS:LFUS) today reported sales and earnings for the first quarter of 2007.

First Quarter Highlights

         - Sales for the first quarter of 2007 were $131.8 million, up $6.2 million or 5% compared to the first quarter of 2006 reflecting acquisitions ($5.4 million) and favorable currency effects ($2.9 million), partially offset by the impact of the inventory correction in the electronics distribution channels.

         - Sales for the first quarter of 2007 were up 3% compared to the fourth quarter of 2006. This exceeded the company's guidance which called for sales to be flat with the fourth quarter.

         - Diluted earnings per share for the first quarter of 2007 were $0.28 compared to diluted earnings per share from continuing operations of $0.39 for the first quarter of 2006. Earnings for the first quarter of 2007 included $4.1 million of pre-tax restructuring charges ($0.12 per share after tax), primarily related to the announced closure of the Des Plaines, Illinois manufacturing facility. Earnings for the first quarter of 2006 included $2.1 million of pre-tax restructuring charges ($0.06 per share after tax).

         - Adjusted diluted earnings per share (see Supplemental Schedule) were $0.40, which exceeded the company's guidance of $0.32 to $0.37. The higher earnings compared to guidance were due to slightly higher than expected electronics sales and the favorable impact of a stronger Euro.


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         -    Cash flow from operating activities was $1.0 million for the first quarter of 2007 compared to $14.0 million for the prior year quarter, due primarily to significant payments in the first quarter of 2007 for bonuses, severance and taxes. Days sales outstanding in receivables improved from 60 to 58 and inventory turns remained flat at 5.5.

         - The book-to-bill ratio for electronics for the first quarter of 2007 was 1.0. This is up from .88 for the fourth quarter of 2006.

         - Capacity utilization for electronics for the first quarter of 2007 remained steady with the fourth quarter at approximately 80%.

         "As expected, our electronics sales continue to be impacted by the industry-wide inventory correction which began in the fourth quarter of 2006," said Gordon Hunter, Chief Executive Officer. "That said, we are making progress on our key organic growth and cost reduction initiatives and expect sales and earnings to increase sequentially over the next two quarters."

Current Outlook
         - Sales for the second quarter of 2007 are expected to be up 2% to 5% from the first quarter of 2007.

         - Earnings for the second quarter of 2007 are expected to be in the range of $0.48 to $0.52 per diluted share.

         -    The tax rate for the year is expected to be approximately 30-32%.

         - Cash from operating activities is expected to improve sequentially in the second quarter, and as is typical, be stronger in the second half of the year than in the first half.

         "We do not have great market visibility at the moment, but we are gaining confidence that we can deliver substantial margin improvement this year as we start to see results from our cost reduction initiatives," said Hunter. "We believe our earnings goal for this year of $2.00 per share is still within reach."

Conference Call Webcast Information

         Littelfuse will host a conference call today, Wednesday, May 2, 2007 at 11:00 a.m. Eastern / 10:00 a.m. Central time to discuss the first quarter results. The call will be broadcast live over the


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Internet and can be accessed through the company's Web site: www.littelfuse.com.
Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through June 30, 2007 and can be accessed through the Web site listed above.

About Littelfuse

         As the worldwide leader in circuit protection products and solutions with annual sales of $534.9 million in 2006, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

         For more information, please visit Littelfuse's web site at www.littelfuse.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.


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                                LITTELFUSE, INC.
                         SALES BY GEOGRAPHY AND MARKET*
                             (dollars in millions)


                                                       FIRST QUARTER
                                            ----------------------------------
                                              2007         2006       % CHANGE
                                            --------     --------     --------
GEOGRAPHY
Americas                                    $   51.4     $   54.5         (5.6%)
Europe                                          31.2         27.8         12.4%
Asia-Pacific                                    49.2         43.3         13.5%
                                            --------     --------     --------
                   TOTAL                    $  131.8     $  125.6          4.9%
                                            ========     ========     ========


                                                        FIRST QUARTER
                                             ----------------------------------
                                               2007         2006       % CHANGE
                                             --------     --------     --------
MARKET
Electronics                                  $   86.1     $   83.9          2.6%
Automotive                                       33.7         31.0          8.7%
Electrical                                       12.0         10.7         12.7%
                                             --------     --------     --------
                   TOTAL                     $  131.8     $  125.6          4.9%
                                             ========     ========     ========

* Sales are defined based upon shipped to destination.


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                                LITTELFUSE, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                                   For the Three Months Ended
                                                                   --------------------------
                                                                    MARCH 31,       April 1,
                                                                      2007            2006
                                                                   ----------      ----------
Net sales ....................................................     $  131,814      $  125,611

Cost of sales ................................................         90,493          80,811
                                                                   ----------      ----------

Gross profit .................................................         41,321          44,800

Selling, general and administrative expenses .................         25,886          25,822
Research and development expenses ............................          5,287           4,675
Amortization of intangibles ..................................            657             520
                                                                   ----------      ----------

Operating income .............................................          9,491          13,783

Interest expense .............................................            462             413
Other income .................................................           (340)           (571)
                                                                   ----------      ----------

Earnings from continuing operations before  income taxes .....          9,369          13,941

Income taxes .................................................          3,148           5,158
                                                                   ----------      ----------

Earnings from continuing operations ..........................          6,221           8,783

Discontinued operations (net of tax) .........................             --             588

Net income ...................................................     $    6,221      $    9,371
                                                                   ==========      ==========

Net income per share:
Basic:
   Continuing operations .....................................     $     0.28      $     0.39
   Discontinued operations ...................................             --            0.03
                                                                   ----------      ----------
   Net Income ................................................     $     0.28      $     0.42
                                                                   ==========      ==========
Diluted:
   Continuing operations .....................................     $     0.28      $     0.39
   Discontinued operations ...................................             --            0.03
                                                                   ----------      ----------
   Diluted ...................................................     $     0.28      $     0.42
                                                                   ==========      ==========


Weighted average shares and equivalent shares outstanding:
   Basic .....................................................         22,163          22,257
                                                                   ==========      ==========
   Diluted ...................................................         22,338          22,334
                                                                   ==========      ==========


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                                LITTELFUSE, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)


                                                                   MARCH 31, 2007     December 30, 2006
                                                                   --------------     -----------------
Assets
Current assets:
Cash and cash equivalents ..................................        $     59,078         $     56,704
Receivables ................................................              84,247               83,901
Inventories ................................................              65,772               65,961
Deferred income taxes ......................................              13,941               12,382
Prepaid expenses and other current assets ..................               9,894                9,821
                                                                    ------------         ------------
Total current assets .......................................             232,932              228,769

Property, plant and equipment:
Land .......................................................              10,984               10,916
Buildings ..................................................              45,849               45,518
Equipment ..................................................             291,865              285,758
                                                                    ------------         ------------
                                                                         348,698              342,192
Accumulated depreciation ...................................            (223,281)            (216,676)
                                                                    ------------         ------------
Net property, plant and equipment ..........................             125,417              125,516

Intangibles, net of amortization:
Patents, licenses and software .............................               9,842               10,118
Distribution network .......................................              14,811               15,209
Trademarks and tradenames ..................................               1,470                1,321
Goodwill ...................................................              67,583               67,500
                                                                    ------------         ------------
                                                                          93,706               94,148

Investments ................................................               5,926                5,231
Deferred income taxes ......................................               8,836                9,746
Other assets ...............................................               3,609                1,556
                                                                    ------------         ------------

    Total assets ...........................................        $    470,426         $    464,966
                                                                    ============         ============

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable ...........................................              21,686               23,334
Accrued payroll ............................................              15,032               22,468
Accrued expenses ...........................................              11,932               12,579
Accrued severance ..........................................               8,440               10,670
Accrued income taxes .......................................               2,043                4,656
Current portion of long-term debt ..........................              27,560               24,328
                                                                    ------------         ------------
Total current liabilities ..................................              86,693               98,035

Long-term debt, less current portion .......................               1,624                1,785
Accrued post-retirement benefits ...........................              29,825               27,971
Other long-term liabilities ................................              14,329               14,488
Accrued severance, long-term ...............................              21,702               18,879
Minority interest ..........................................                 143                  143

Shareholders' equity .......................................             316,110              303,665
                                                                    ------------         ------------
Total liabilities and shareholders' equity .................        $    470,426         $    464,966
                                                                    ============         ============

Common shares issued and outstanding
    of 22,229,570 and 22,110,674, at
    March 31, 2007, and December 30, 2006, respectively


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                                LITTELFUSE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                                For the Three Months Ended
                                                               ----------------------------
                                                                MARCH 31,         April 1,
                                                                  2007              2006
                                                               ----------        ----------
Operating activities:
Net income .............................................       $    6,221        $    9,371
Adjustments to reconcile net income to net cash
     provided by operating activities:
    Depreciation .......................................            5,752             6,212
    Amortization of intangibles ........................              657               520
    Stock-based compensation ...........................            1,410             1,453
Changes in operating assets and liabilities:
    Accounts receivable ................................             (210)           (3,775)
    Inventories ........................................              416            (3,559)
    Accounts payable and accrued expenses ..............           (7,820)            1,399
    Accrued taxes ......................................           (2,627)            1,378
    Prepaid expenses and other .........................           (2,798)              999
                                                               ----------        ----------
Net cash provided by operating activities ..............            1,001            13,998

Cash provided by (used in) investing activities:
Purchases of property, plant, and equipment ............           (5,125)           (4,603)
Purchase of  businesses, net of cash acquired ..........               --            (2,701)
Sale of business and property, plant and equipment .....               --             9,428
                                                               ----------        ----------
Net cash provided by (used in) investing activities ....           (5,125)            2,124

Cash provided by (used in) financing activities:
    Proceeds from debt .................................           18,000             6,358
    Payments of debt ...................................          (14,886)          (16,374)
    Notes receivable, common stock .....................               --                 7
    Proceeds from exercise of stock options ............            2,689             1,834
                                                               ----------        ----------
Net cash provided by (used in) financing activities ....            5,803            (8,175)

Effect of exchange rate changes on cash ................              695               556
                                                               ----------        ----------

Increase in cash and cash equivalents ..................            2,374             8,503

Cash and cash equivalents at beginning of period .......           56,704            21,947
                                                               ----------        ----------
Cash and cash equivalents at end of period .............       $   59,078        $   30,450
                                                               ==========        ==========


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                                LITTELFUSE, INC.
                            SUPPLEMENTAL INFORMATION
                (in thousands, except per share data, unaudited)


                                                                    For the Three
                                                                     Months Ended
                                                                    March 31, 2007
                                                                   ---------------
Net sales ..................................................       $       131,814

Cost of sales ..............................................                90,493
    Special charges (1) ....................................                (3,564)
                                                                   ---------------
Adjusted cost of sales .....................................                86,929

Adjusted gross profit ......................................                44,885
   % of sales ..............................................                  34.1%

Selling, general and administrative expenses ...............                25,886
    Special charges (1) ....................................                  (521)
                                                                   ---------------
Adjusted selling, general and administrative expenses ......                25,365

Operating expenses .........................................                31,309
                                                                   ---------------
   % of sales ..............................................                  23.8%

Adjusted operating income ..................................                13,576
   % of sales ..............................................                  10.3%

Interest/other .............................................                   122
                                                                   ---------------

Adjusted income before tax .................................                13,454

Adjusted income tax expense ................................                 4,521
                                                                   ---------------
   Effective rate ..........................................                  33.6%

Adjusted net income ........................................       $         8,933
                                                                   ===============

Adjusted earnings per share ................................       $          0.40
                                                                   ===============

Diluted shares .............................................                22,338
                                                                   ===============


Note: The company believes that adjusted net income is more indicative of the company's ongoing operating performance than GAAP net income since it excludes charges that are related to the closure of legacy operations.


Special Charges:

(1) Special charges relate primarily to expenses related to the movement of the Chicago-area production and distribution.


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